Exhibit 99.1

LiveXLive Media Appoints Global Film Executive Patrick Wachsberger to its Board of Directors

Founder and CEO of Picture Perfect Entertainment LLC and former Co-Chairman of
Lionsgate Films Joins LiveXLive Board

WEST HOLLYWOOD, Calif., Jan. 30, 2019 -- LiveXLive Media Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, today announced the appointment of Patrick Wachsberger to its Board of Directors, effective January 25, 2019.  Mr. Wachsberger was also appointed to the Compensation Committee of the Board of Directors.

Mr. Wachsberger is the founder and CEO of Picture Perfect Entertainment LLC, a film and television production and distribution studio, and the Co-Chairman of Picture Perfect Federation, a joint venture with France’s Federation Entertainment that will develop and produce premium TV series for US broadcasters, streaming services and international co-productions.

Mr. Wachsberger previously served as the Chairman of the Motion Picture Group of Lionsgate, where he oversaw all aspects of Lionsgate’s feature film production, acquisition and worldwide distribution.  In that capacity, Mr. Wachsberger was responsible for leading Lionsgate’s motion picture business around the world, driving the international success of films such as Twilight, the Hunger Games franchise, La La Land and John Wick.  He joined Lionsgate in 2012, following Lionsgate’s acquisition of Summit Entertainment, which Wachsberger launched in 1993. During his tenure at Lionsgate, the company’s feature film slate generated $10 billion at the global box office.  Mr. Wachsberger was recognized as a “Game Changer” at the 2016 Zurich Film Festival, awarded the prestigious “Chevalier des Arts et Lettres” by the French Minister of Culture in 2017 and received CineEurope’s International Distributor of the Year Award in 2018.

“Patrick’s appointment to our board underscores our commitment to extraordinary original content, seamless worldwide distribution, and international growth,” said Robert Ellin, Chairman and CEO of LiveXLive. “I am thrilled to have an executive of Patrick’s caliber join our Board of Directors.”

“I’m so excited to work with LiveXLive, a company on the cutting edge of entertainment and technology and look forward to working with Robert and the Board in guiding the company’s expansion”, added Mr. Wachsberger.

Mr. Wachsberger joins other LIVX directors, including Craig Foster, former CFO of Amobee; Jay Krigsman, EVP and Asset Manager of the Krausz Companies; Tim Spengler, President of Dentsu Aegis; Jerry Gold, LIVX Chief Strategy Officer and former CFO of Warner Music; Ramin Arani, former portfolio manager at Fidelity Investments, and LIVX chairman, CEO and co-founder Rob Ellin.

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About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, ability to maintain compliance with certain financial and other covenants, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described in the Company’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2018, the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2018, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law.

Media Contacts:

Rick Jennings

Step 3

rick@step-3.com

310-428.8575

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861